October 24, 2000


As counsel for Liberty-Stein Roe Advisor Trust (the "Trust"), we consent to the incorporation by reference of our opinions relating to the respective series of the Trust filed as the following exhibits to the following post-effective amendments ("PEAs") to the Trust's registration statement on Form N-1A, Securities Act File No. 33-17255:
                                                                 Exhibit
                              Date of             Date of             to PEA
        Series                Opinion             Filing         No.   No.
Stein Roe Advisor High-Yield    11/17/97        11/17/97        10(b)   5
        Municipals Fund
Stein Roe Advisor Intermediate  11/17/97        11/17/97        10(b)   5
        Bond Fund
In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933. Very truly yours,

BELL, BOYD & LLOYD LLC


By      /s/     Cameron S. Avery
                Cameron S. Avery